UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2009
PMFG, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34156 (Commission File Number)	51-0661574 (IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On September 14, 2009, PMFG, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it has filed a preliminary proxy statement with the Securities and Exchange Commission related to the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote on the following proposals (i) to elect two directors to serve until the Company’s 2012 annual meeting of stockholders, (ii) to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized common stock from 25 million shares to 50 million shares, and (iii) to approve the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payment on, the Company’s recently issued Series A Convertible Preferred Stock.
          The Press Release is filed pursuant to, and incorporated by reference in, this Item 8.01 as soliciting material pursuant to Rule 14a-12 promulgated under the Securities and Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 14, 2009, issued by PMFG, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: September 14, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 14, 2009, issued by PMFG, Inc.